Exhibit 99.6

Midstates Petroleum Company, Inc.

Unaudited Pro Forma Condensed Combined Financial Information

On August 11, 2012, Midstates Petroleum Company, Inc. (“Midstates”) and Midstates Petroleum Company, LLC (“Midstates Sub”), a wholly owned subsidiary of Midstates, entered into an Asset Purchase Agreement (the “Agreement”) with Eagle Energy Production, LLC (“Eagle”), pursuant to which Midstates Sub agreed to acquire certain interests in producing oil and natural gas assets, unevaluated leasehold acreage in Oklahoma and Kansas and the related hedging instruments (the “Eagle Energy Acquisition”). The acquisition will be effective June 1, 2012 and is expected to close on or about October 1, 2012, subject to customary closing conditions. The aggregate purchase price, subject to adjustment as provided in the Agreement, consists of (a) $325,000,000 in cash and (b) 325,000 shares of Series A Preferred Stock of Midstates with an initial liquidation preference of $1,000 per share (the “Preferred Stock”).

In connection with the execution of the Agreement and in order to fund, among other things, the cash portion of the Eagle Energy Acquisition, on August 11, 2012, Midstates and Midstates Sub entered into a commitment letter to provide for an unsecured bridge credit facility in the amount of up to $500 million The availability of loans under the bridge credit facility are subject to the consummation of the Eagle Energy Acquisition and other customary conditions and the proceeds may be used solely to fund the Eagle Energy Acquisition, to pay transaction costs and expenses in connection therewith or repay existing outstanding debt under the existing revolving credit facility.

Also in connection with the execution of the Agreement, on August 11, 2012, Midstates and Midstates Sub entered into a commitment letter to provide a commitment to amend the existing secured revolving credit facility to increase the borrowing base to $250 million and to permit the issuance of the Preferred Stock. In addition, it would increase the allowance for the incurrence of certain unsecured indebtedness, without a corresponding reduction in the borrowing base, from $275 million to $500 million. Midstates is in discussions with its lenders to increase this threshold to $550 million in contemplation of the senior notes that Midstates plans to issue in lieu of any loans under the unsecured bridge credit facility, thereby permitting the incurrence of $550 million of senior notes without causing a $0.25 reduction in the borrowing base for every $1 of debt incurred or issued up to $550 million. The amended revolving credit facility would mature on the fifth anniversary of the entrance into the facility. The effectiveness of the amended revolving credit facility is subject to the consummation of the Eagle Energy Acquisition and other customary conditions.

Additionally, on August 11, 2012, Midstates and Midstates Sub entered into a second commitment letter to amend the existing secured revolving facility to provide for $35 million of non-conforming borrowing base loans, thereby increasing the borrowing base under the existing secured revolving credit facility from $200 million to $235 million. The effectiveness of this amended revolving credit facility is not subject to the consummation of the Eagle Energy Acquisition.

The Preferred Stock to be issued in connection with the acquisition of the Eagle Energy Acquisition will not become convertible into shares of Midstates’ common stock until the 21st day after the date on which Midstates mails to its stockholders an information statement regarding the issuance of the Preferred Stock, and the holders of the Preferred Stock may not convert before the first anniversary of the closing date of the Eagle Energy Acquisition. After such time, the Preferred Stock may be converted, in whole but not in part, at the option of the holders of a majority of the outstanding shares of Preferred Stock, into a number of shares of Midstates’ common stock calculated by dividing the then-current liquidation preference by the conversion price of $13.50 per share. In addition, the Preferred Stock will be subject to mandatory conversion into shares of Midstates’ common stock on September 30, 2015 at a conversion price no greater than $13.50 per share and no less than $11.00 per share. Dividends on the Preferred Stock will accrue at a rate of 8.0% per annum, payable semi-annually, at the sole option of Midstates, in cash or through an increase in the liquidation preference. The Preferred Stock will rank senior to Midstates’ common stock with respect to dividend rights and will participate, on an as converted basis, in any cash dividends or other distributions to holders of Midstates’ common stock.

The unaudited pro forma condensed combined balance sheet as of June 30, 2012 is based on the unaudited condensed consolidated balance sheet of Midstates as of June 30, 2012, adjusted to reflect the following items as though they had occurred on June 30, 2012:

•

the preliminary purchase accounting assigned to the assets to be acquired and liabilities to be assumed in the Eagle Energy Acquisition and the preliminary estimate of the fair value of the Preferred Stock;

•	nonrecurring estimated expenses associated with the Eagle Energy Acquisition and the commitment fees and other expenses associated with the bridge funding commitment;

•

the expected issuance of $550 million of senior notes and the related offering costs subject to amortization, the net proceeds from which will be used to fund the estimated cash purchase price of the Eagle Energy Acquisition, to repay outstanding borrowings under the revolving credit facility and for general corporate purposes; and

•

the estimated amortizable fees associated with the expected increase in Midstates borrowing base under the revolving credit facility from $200 million to $235 million and, upon the closing of the Eagle Energy Acquisition, from $235 million to $250 million.

The unaudited pro forma condensed combined income statement for the year ended December 31, 2011 is based on the audited consolidated income statement of Midstates for the year ended December 31, 2011. The unaudited pro forma condensed combined income statement for the six months ended June 30, 2012 is based on the unaudited condensed consolidated income statement of Midstates for the six months ended June 30, 2012. The unaudited pro forma condensed combined income statements for the year ended December 31, 2011 and for the six months ended June 30, 2012 have been adjusted to reflect the following items as though the Eagle Energy Acquisition and related transactions had occurred on January 1, 2011:

•	the revenues and direct operating expenses related the Eagle Energy Acquisition;

•	the depreciation, depletion, amortization and asset retirement obligation accretion related to the Eagle Energy Acquisition under the full cost method of accounting;

•	the historical general and administrative expense associated with the Eagle Energy Acquisition, net of amounts expected to be capitalized to oil and gas properties;

•	the dividend associated with the Preferred Stock to be issued in connection with the Eagle Energy Acquisition;

•

the estimated interest expense associated with the senior notes offering and the amortization of deferred financing costs, net of amounts expected to be capitalized to unevaluated oil and gas properties; and

•	the income tax effect of the adjustments outlined above.

The pro forma adjustments are based upon available information and certain assumptions that Midstates believes are reasonable as of the date of this Current Report on Form 8-K. The pro forma adjustments reflected herein are preliminary and based on management’s estimations and expectations about the accounting that is expected to take place. In particular, the accounting for the Eagle Energy Acquisition is complex and entails determining the fair values of assets acquired and liabilities assumed. The Eagle Energy Acquisition will be accounted for using the purchase method of accounting. Accordingly, the final purchase price allocation is pending the finalization of appraisal valuations of certain tangible and any intangible assets acquired, which may result in an adjustment to the preliminary purchase price allocation. Any such adjustments to the preliminary estimates of fair value could be material. Therefore, the actual adjustments will differ from the pro forma adjustments, and the differences may be material.

These unaudited pro forma condensed combined financial statements have been prepared for comparative purposes only and may not be indicative of the results that would have occurred if Midstates had completed these transactions at an earlier date or the results that may occur in the future. These unaudited pro forma condensed combined financial statements should be read in conjunction with the audited December 31, 2011 consolidated financial statements and notes thereto contained in Midstates’ Registration Statement on Form S-1, as amended (Registration No. 333-177966), the unaudited June 30, 2012 consolidated financial statements contained in Midstates’ quarterly report on Form 10-Q as filed with the SEC on August 14, 2012, Eagle Energy Company of Oklahoma, LLC’s audited consolidated financial statements as of and for the years ended December 31, 2011 and 2010 included as Exhibit 99.4 to this Form 8-K, and Eagle Energy Company of Oklahoma, LLC’s unaudited consolidated financial statements as of and for the six months ended June 30, 2012, included as Exhibit 99.5 to this Form 8-K.

Midstates Petroleum Company, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2012

	Midstates Historical	Pro forma adjustments						Midstates Pro Forma Combined
		Eagle Energy Assets			Notes Offering and Credit Agreement Amendment
CURRENT ASSETS
Cash and cash equivalents	$11,689	$—			$518,750	(iii	)	$23,739
					(355,000)	(iii	)
					(151,700)	(iii	)
Accounts receivable - sales and other	19,567							19,567
Prepaid expenses and other current assets	11,846							11,846
Commodity derivative contracts	12,038	12,535	(i	)	—			24,573

Total current assets	55,140	12,535			12,050			79,725
PROPERTY AND EQUIPMENT
Oil and gas properties
Proved properties	833,172	481,000	(i	)				1,314,172
Unevaluated properties	95,600	120,000	(i	)				215,600
Other property and equipment	2,168							2,168
Less: accumulated deprecation, depletion and amortization	(204,752)	—						(204,752)

	726,188	601,000			—			1,327,188
OTHER ASSETS
Commodity derivative contracts	6,247	6,195	(i	)				12,442
Other noncurrent assets	3,660	—			14,750	(iii	)	22,710
					4,300	(iv	)

Total other assets	9,907	6,195			19,050			35,152

TOTAL ASSETS	$791,235	$619,730			$31,100			$1,442,065

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$90,107	$—			$—			$90,107
Commodity derivative contracts	360							360

Total current liabilities	90,467	—			—			90,467
LONG-TERM LIABILITIES
Long-term debt	151,700	—			550,000	(iii	)	550,000
					(151,700)	(iii	)
Deferred income taxes	168,917	—			—			168,917
Asset retirement obligations and other long-term liabilities	10,012	1,671	(v	)				11,683

Total long-term liabilities	330,629	1,671			398,300			730,600
STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value, 50,000,000 shares authorized with $1,000 per share liquidation preference	—	263,059	(i	)	—			263,059
Common stock, $0.01 par value, 300,000,000 shares authorized, 66,549,563 issued and outstanding	665							665
Additional paid-in-capital	536,352							536,352
Retained deficit/accumulated loss	(166,878)				(12,200)	(ii	)	(179,078)

Total Stockholders’ equity	370,139	263,059			(12,200)			620,998

TOTAL LIABILITIES AND EQUITY	$791,235	$264,730			$386,100			$1,442,065

See accompanying notes.

Midstates Petroleum Company, Inc.

Unaudited Pro Forma Condensed Combined Income Statement for the year ended December 31, 2011

		Pro Forma Adjustments
	Midstates Historical	Eagle Energy Assets		Notes Offering and Credit Agreement Amendment			Midstates Pro Forma Combined
	(In thousands except share and per share amounts)
REVENUES
Oil, natural gas and natural gas liquids	$213,812	$73,446	(vi)	$			$287,258
Gains (losses) on commodity derivative contracts—net	(4,844)	4,240	(vi)				(604)
Other	465	—					465

Total revenues	209,433	77,686					287,119

EXPENSES
Lease operating and workovers	17,335	12,130	(vi)				29,465
Severance and other taxes	12,422	3,090	(vi)				15,512
Depletion, depreciation, amortization and accretion	92,033	35,353	(vii)				127,386
General and administrative	68,915	4,474	(viii)				73,389
Other	—	—					—

Total expenses	190,705	55,047					245,752

OPERATING INCOME	18,728	22,639					41,367

OTHER INCOME/EXPENSE
Interest income	23	—					23
Interest expense	(2,094)	—			(34,844	) (x)	(36,938)

NET INCOME (LOSS) BEFORE INCOME TAXES	16,657	22,639			(34,844)		4,452

Pro forma income tax expense	23,156	9,101	(xi)		(14,007	) (xi)	18,250

NET INCOME (LOSS)	$(6,499)	$13,538			$(20,837)		$(13,798)

PREFERRED DIVIDEND	—	26,000	(ix)				26,000

NET INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS	$(6,499)	$(12,462)			$(20,837)		$(39,798)

Pro forma earnings per share available to Midstates Petroleum Company, Inc. common stockholders:
Basic	$(0.10)						$(0.61)

Diluted	$(0.10)						$(0.61)

Pro forma weighted average number of Midstates Petroleum Company, Inc. common shares outstanding:
Basic	65,634,353						65,634,353 (xii)

Diluted	65,634,353						65,634,353 (xii)

See accompanying notes.

Midstates Petroleum Company, Inc.

Unaudited Pro Forma Condensed Combined Income Statement for the Six Months Ended June 30, 2012

		Pro Forma Adjustments
	Midstates Historical	Eagle Energy Assets		Notes Offering and Borrowing Base Increase			Midstates Pro Forma Combined
	(In thousands except share and per share amounts)
REVENUES
Oil, natural gas and natural gas liquids	$109,140	$47,097	(xiii)	$			$156,237
Gains on commodity derivative contracts—net	23,478	16,165	(xiii)				39,643
Other	207	—					207

Total revenues	132,825	63,262			—		196,087

EXPENSES
Lease operating and workovers	12,388	7,263	(xiii)				19,651
Severance and other taxes	11,648	1,696	(xiii)				13,344
Depletion, depreciation and amortization	56,207	21,924	(xiv)				78,131
General and administrative	11,019	2,423	(xv)				13,442
Other	—	—					—

Total expenses	91,262	33,306			—		124,568

OPERATING INCOME	41,563	29,956			—		71,519
OTHER INCOME/EXPENSE
Interest income	150	—					150
Interest expense	(2,680)	—			(16,172	) (xvii)	(18,852)

NET INCOME (LOSS) BEFORE INCOME TAXES	39,033	29,956			(16,172)		52,818

Income tax expense	168,917	12,042	(xviii)		(6,501	) (xviii)	174,458

NET INCOME (LOSS)	$(129,884)	$17,914			$(9,671)		$(121,641)

PREFERRED DIVIDEND	—	13,000	(xvi)				13,000

NET INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS	$(129,884)	$4,914			$(9,671)		$(134,641)

Earnings per share available to Midstates Petroleum Company, Inc. common stockholders:
Basic	$(2.39)						$(2.48)

Diluted	$(2.39)						$(2.48)

Weighted average number of Midstates Petroleum Company, Inc. common shares outstanding:
Basic	54,260,727						54,260,727 (xix)

Diluted	54,260,727						54,260,727 (xix)

See accompanying notes.

Note 1. Basis of Presentation

The unaudited pro forma condensed combined balance sheet as of June 30, 2012 is based on the unaudited condensed consolidated balance sheet of Midstates as of June 30, 2012, adjusted to reflect the following items as though they had occurred on June 30, 2012:

•

the preliminary purchase accounting assigned to the assets to be acquired and liabilities to be assumed in the Eagle Energy Acquisition and the preliminary estimate of the fair value of the Preferred Stock;

•	nonrecurring estimated expenses associated with the Eagle Energy Acquisition and the commitment fees and other expenses associated with the bridge funding commitment;

•

the expected issuance of $550 million of senior notes and the related offering costs subject to amortization, the net proceeds from which will be used to fund the estimated cash purchase price of the Eagle Energy Acquisition, to repay outstanding borrowings under the revolving credit facility and for general corporate purposes; and

•

the estimated amortizable fees associated with the expected increase in Midstates borrowing base under the revolving credit facility from $200 million to $235 million and, upon the closing of the Eagle Energy Acquisition, from $235 million to $250 million.

The unaudited pro forma condensed combined income statement for the year ended December 31, 2011 is based on the audited consolidated income statement of Midstates for the year ended December 31, 2011. The unaudited pro forma condensed combined income statement for the six months ended June 30, 2012 is based on the unaudited condensed consolidated income statement of Midstates for the six months ended June 30, 2012. The unaudited pro forma condensed combined income statements for the year ended December 31, 2011 and for the six months ended June 30, 2012 have been adjusted to reflect the following items as though the Eagle Energy Acquisition and related transactions had occurred on January 1, 2011:

•	the revenues and direct operating expenses related the Eagle Energy Acquisition;

•	the depreciation, depletion, amortization and asset retirement obligation accretion related to the Eagle Energy Acquisition under the full cost method of accounting;

•	the historical general and administrative expense associated with the Eagle Energy Acquisition; net of amounts expected to be capitalized to oil and gas properties;

•	the dividend associated with the Preferred Stock to be issued in connection with the Eagle Energy Acquisition;

•

the estimated interest expense associated with the senior notes offering and the amortization of deferred financing costs, net of amounts expected to be capitalized to unevaluated oil and gas properties; and

•	the income tax effect of the adjustments outlined above.

The pro forma adjustments are based upon available information and certain assumptions that Midstates believes are reasonable as of the date of this Current Report on Form 8-K. The pro forma adjustments reflected herein are preliminary and based on management’s estimations and expectations about the accounting that is expected to take place. In particular, the accounting for the Eagle Energy Acquisition is complex and entails determining the fair values of assets acquired and liabilities assumed. The Eagle Energy Acquisition will be accounted for using the purchase method of accounting. Accordingly, the final purchase price allocation is pending the finalization of appraisal valuations of certain tangible and any intangible assets acquired, which may result in an adjustment to the preliminary purchase price allocation. Any such adjustments to the preliminary estimates of fair value could be material. Therefore, the actual adjustments will differ from the pro forma adjustments, and the differences may be material.

These unaudited pro forma condensed combined financial statements have been prepared for comparative purposes only and may not be indicative of the results that would have occurred if Midstates had completed these transactions at an earlier date or the results that may occur in the future. These unaudited pro forma condensed combined financial statements should be read in conjunction with the audited December 31, 2011 consolidated financial statements and notes thereto contained in Midstates’ Registration Statement on Form S-1, as amended (Registration No. 333-177966), the unaudited June 30, 2012 consolidated financial statements contained in Midstates’ quarterly report on Form 10-Q as filed with the SEC on August 14, 2012, Eagle Energy Company of Oklahoma, LLC’s audited consolidated financial statements as of and for the years ended December 31, 2011 and 2010 included as Exhibit 99.4 to this Form 8-K, and Eagle Energy Company of Oklahoma, LLC’s unaudited consolidated financial statements as of and for the six months ended June 30, 2012, included as Exhibit 99.5 to this Form 8-K.

Note 2. Assumptions and Adjustments

Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2012:

(i)	To record the preliminary purchase accounting assigned to the assets acquired and liabilities assumed with the Eagle Energy assets. The purchase price allocation is subject to change.

The fair value of the assets and liabilities acquired is described below:

Oil and gas properties	$601,000
Hedges assumed—current	12,535
Hedges assumed—noncurrent	6,195
ARO assumed	(1,671)

Total fair value of assets and liabilities acquired	$618,059

The estimated fair value of the consideration to be transferred is described below:

Cash, with estimated purchase adjustments	$355,000
Estimated fair value of Preferred Stock	263,059

Estimated fair value of consideration	$618,059

(ii)	To record nonrecurring estimated expenses associated with the Eagle Energy Acquisition as well as commitment and other fees and expenses associated with the bridge funding commitment intended to be replaced by the notes offering.

(iii)	To record the issuance of $550 million of the notes and the related cash, net of approximately $15.0 million of offering costs and approximately $16.25 million related to the Eagle Energy Acquisition, the increase in our borrowing base from $200 million to $235 million and the increase in our borrowing base upon the closing of the Eagle Energy Acquisition from $235 million to $250 million. The net proceeds from this offering will be used to (1) pay the estimated cash portion of the purchase price of $355 million (including estimated closing adjustments and expenses related to the Transactions), (2) repay $151.7 million of our borrowings under our revolving credit facility and (3) for general corporate purposes.

(iv)	To record the estimated amortizable fees associated with the increase in our borrowing base from $200 million to $235 million and the fees associated with upsizing the borrowing base upon closing of the Eagle Energy Acquisition from $235 million to $250 million.

(v)	To record asset retirement obligation assumed from Eagle Energy.

Unaudited Pro Forma Condensed Combined Income Statement for the year ended December 31, 2011:

(vi)	To reflect the historical revenues and direct operating expenses related to Eagle Energy.

(vii)	To reflect depreciation, depletion, amortization and asset retirement obligation accretion expenses attributable to Eagle Energy.

(viii)	To adjust general and administrative expense for $5.1 million of additional expenses associated with Eagle Energy, net of amounts expected to be capitalized as directly attributable to oil and natural gas acquisition, exploration and development ($0.6 million).

(ix)	To record the 8% dividend, compounded semiannually, on 325,000 shares of Preferred Stock issued in connection with the Eagle Energy Acquisition. The 8% Preferred Stock dividend is payable in cash or through an increase in the liquidation preference. The shares of Preferred Stock have an initial liquidation value of $1,000 per share and are convertible into shares of common stock at $13.50 per share on the later of the 21st day after Midstates filing of a 14C Information Statement or the one year anniversary after issuance. The shares of Preferred Stock are mandatorily convertible into Midstates common stock on September 30, 2015 at a rate between $11.00 and $13.50 per common share, depending on Midstates average common stock price during the 15 trading days prior to the mandatory conversion date.

(x)	To reflect additional interest expense associated with this offering and to amortize $14.8 million in estimated offering expenses over an eight year period. Excluded from expenses is $7.9 million in estimated costs related to obtaining a bridge loan commitment in connection with the Eagle Energy Acquisition, as this amount is non-recurring. The interest expense is based upon a rate of 10.5% for the notes and is net of $23.5 million capitalized to unproved properties. A 0.125% increase in the notes’ actual interest rate would increase gross interest costs (before capitalization) by $687,500 per annum. Also includes amortization of $4.3 million of fees and expenses related to the increase in Midstates borrowing base associated with its revolving credit facility (five year amortization period).

(xi)	To adjust income tax expense for the impact of the adjustments outlined above at the estimated statutory rate (including state income taxes) of 40.2%.

(xii)	The weighted average shares assume Midstates completed its initial public offering on January 1, 2011. The Preferred Stock is considered participating securities for earnings per share purposes; however, these securities do not participate in undistributed net losses and therefore, do not impact weighted average shares outstanding. At a conversion price of $13.50, the conversion of the Preferred Stock would result in the issuance of 24,074,074 Midstates common shares before any increase in the liquidation preference.

Unaudited Pro Forma Condensed Combined Income Statement for the six months ended June 30, 2012:

(xiii)	To reflect the historical revenues and direct operating expenses related to Eagle Energy.

(xiv)	To reflect depreciation, depletion, amortization and asset retirement obligation accretion expenses attributable to Eagle Energy.

(xv)	To adjust general and administrative expense for $2.7 million of additional expenses associated with Eagle Energy, net of amounts expected to be capitalized as directly attributable to oil and natural gas acquisition, exploration and development ($0.3 million).

(xvi)	To record the 8% dividend, compounded semiannually, on 325,000 shares of Preferred Stock issued in connection with the Eagle Energy Acquisition. The 8% Preferred Stock dividend is payable in cash or through an increase in the liquidation preference. The shares of Preferred Stock have an initial liquidation value of $1,000 per share and are convertible into shares of common stock at $13.50 per share on the later of the 21st day after Midstates filing of a 14C Information Statement or the one year anniversary after issuance. The shares of Preferred Stock are mandatorily convertible into Midstates common stock on September 30, 2015 at a rate between $11.00 and $13.50 per common share, depending on Midstates average common stock price during the 15 trading days prior to the mandatory conversion date.

(xvii)	To reflect additional interest expense associated with this offering and to amortize $14.8 million in estimated offering expenses over an eight year period. Excluded from expenses is $7.9 million in estimated costs related to obtaining a bridge loan commitment in connection with the Eagle Energy Acquisition, as this amount is non-recurring. The interest expense is based upon a rate of 10.5% for the Notes and is net of $11.8 million capitalized to unproved properties. A 0.125% increase in the notes’ actual interest rate would increase gross interest costs (before capitalization) by $687,500 per annum. Also includes amortization of $4.3 million of fees and expenses related to the increase in Midstates borrowing base associated with its revolving credit facility (five year amortization period).

(xviii)	To adjust income tax expense for the impact of the adjustments outlined above at the estimated statutory rate (including state income taxes) of 40.2%.

(xix)	The Preferred Stock is considered participating securities for earnings per share purposes; however, these securities do not participate in undistributed net losses and therefore, do not impact weighted average shares outstanding. At a conversion price of $13.50, the conversion of the Preferred Stock would result in the issuance of 24,074,074 Midstates common shares before any increase in the liquidation preference.